Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2017 Fourth Quarter and Year-End Results
Richmond, VA, February 26, 2018-Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $5.9 million for the fourth quarter of 2017 compared to $6.9 million for the fourth quarter of 2016. Net income for the fourth quarter of 2017 reflected a charge of $1.9 million, $0.09 per diluted share, for the re-measurement of deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA). Net income was $24.9 million for the year ended December 31, 2017 compared to $26.2 million for the year ended December 31, 2016. Net income for the full year of 2017 included after-tax catastrophe losses of $5.9 million, primarily related to Hurricanes Irma and Harvey, and a charge of $1.9 million related to the TCJA. Net income for the full year of 2016 included after-tax catastrophe losses of $0.7 million.
Highlights for the fourth quarter of 2017 included:

•	10.1% annualized return on equity (ROE) for the three months ended December 31, 2017

•	Net income of $5.9 million in the fourth quarter of 2017, a decrease of 13.8% from the fourth quarter of 2016

•	Diluted earnings per share of $0.27 for the fourth quarter of 2017

•	20.0% growth in gross written premiums to $56.9 million in the fourth quarter of 2017

•	Underwriting income (1) of $8.0 million in the fourth quarter of 2017, resulting in a combined ratio of 83.1%

•	47.1% increase in net investment income to $3.1 million in the fourth quarter of 2017
Highlights for the fourth quarter of 2017 adjusted to exclude the TCJA charge:

•	13.3% adjusted annualized ROE (1) for the three months ended December 31, 2017

•	Adjusted net income (1) of $7.8 million in the fourth quarter of 2017, an increase of 14.1% from the fourth quarter of 2016

•	Adjusted diluted earnings per share (1) of $0.36 for the fourth quarter of 2017
Highlights for the full year of 2017 included:

•	11.1% ROE for the year ended December 31, 2017

•	Net income of $24.9 million for the full year of 2017, a decrease of 4.8% from 2016

•	Diluted earnings per share of $1.16 for the full year of 2017

•	18.4% growth in gross written premiums to $223.2 million in 2017

•	Underwriting income (1) of $28.2 million for the full year of 2017, resulting in a combined ratio of 84.0%

•	41.2% increase in net investment income to $10.6 million in 2017
Highlights for the full year of 2017 adjusted to exclude the TCJA charge:

•	11.9% adjusted ROE (1) for the year ended December 31, 2017

•	Adjusted net income (1) of $26.8 million in the full year of 2017, an increase of 2.5% from 2016

•	Adjusted diluted earnings per share (1) of $1.25 for the full year of 2017
(1) See the tables below under "Non-GAAP Financial Measures" for a reconciliation of underwriting income, adjusted ROE, adjusted net income and adjusted diluted earnings per share, each of which is a non-GAAP financial measure, to the most directly comparable GAAP financial measure.

"Premium growth remained strong during the fourth quarter, with an increase in gross written premiums of 20% over last year. Our fourth quarter combined ratio of 83.1% reflected profitable underwriting results despite volatility from catastrophe losses and modest development of reserves from prior accident years. For the year, we achieved a combined ratio of 84.0%, which included 5.1 points of catastrophe losses incurred offset by 6.4 points of favorable development on reserves from prior accident years. The strong results for both the fourth quarter and full year of 2017 reflect the resilience of our business model and the underwriting discipline ingrained in our culture,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $56.9 million for the three months ended December 31, 2017 compared to $47.5 million for the three months ended December 31, 2016, an increase of 20.0%. Gross written premiums were $223.2 million for the year ended December 31, 2017 compared to $188.5 million for the year ended December 31, 2016, an increase of 18.4%. The increase in gross written premiums for the fourth quarter and the full year of 2017 over the same periods last year was due to continued growth across most lines of business.
For the first nine months of 2016, the Company participated in a quota share reinsurance agreement ("multiple line quota share" or "MLQS") whereby it transferred part of its risk to reinsurers that received a proportion of the gross written premiums on that business. The Company commuted its 2016 MLQS on October 1, 2016, and did not renew the MLQS program for the 2017 calendar year. For comparative purposes, an exhibit showing the calculation of underwriting income excluding the effects of the MLQS is included under the "Summary of Operating Results" section below.
Underwriting income was $8.0 million, resulting in a combined ratio of 83.1%, for the fourth quarter of 2017, compared to $9.5 million, resulting in a combined ratio of 75.3% for the same period last year. Loss and expense ratios were 59.2% and 23.9%, respectively, for the three months ended December 31, 2017 compared to 50.5% and 24.8% for the three months ended December 31, 2016. Results for the fourth quarter of 2017 reflected upward development of reserves from prior accident years of $0.6 million. Results for the fourth quarter of 2016 reflected favorable development of reserves from prior accident years of $3.8 million.
For the year ended December 31, 2017, underwriting income was $28.2 million, resulting in a combined ratio of 84.0%, compared to $34.3 million, resulting in a combined ratio of 74.3% for same period last year. Loss and expense ratios were 58.9% and 25.1%, respectively, for the year ended December 31, 2017 compared to 53.0% and 21.3%, respectively, for the year ended December 31, 2016. For the year ended December 31, 2017, the loss ratio included 5.1 points related to net catastrophe losses, primarily from Hurricanes Irma and Harvey. Excluding the MLQS, underwriting income for the full year 2016 was $35.0 million, or a year-over-year decrease of 19.3% for the full year of 2017 compared to the full year of 2016. This decrease was due to higher net catastrophe losses and lower net favorable prior year loss reserve development, offset in part by an increase in net earned premiums. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 50.0% and 26.8%, respectively, for the full year of 2016.
See the tables below under "Summary of Operating Results" for a reconciliation of adjusted loss and expense ratios, which are non-GAAP financial measures.
Investment Results
The Company’s net investment income was $3.1 million in the fourth quarter of 2017 compared to $2.1 million in the fourth quarter of 2016, an increase of 47.1%. Net investment income was $10.6 million for the full year of 2017 compared to $7.5 million for the full year of 2016. The Company’s investment portfolio, excluding cash and cash equivalents, had a gross investment return of 2.4% for the year ended December 31, 2017 compared to 2.2% for the year ended December 31, 2016. Funds are generally invested conservatively in high quality securities, including government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of "AA." The weighted average duration of the fixed maturity investment portfolio, including cash equivalents, was 3.9 years at December 31, 2017 and 3.7 years at December 31, 2016. Cash and invested assets totaled $561.1 million at December 31, 2017 compared to $480.3 million at December 31, 2016.
Effect of the Tax Cuts and Jobs Act of 2017
The TCJA was signed into law on December 22, 2017, which among other provisions, lowered the federal corporate tax rate from 35% to 21% and modified the manner in which property and casualty insurance loss reserves are computed for federal income tax purposes. U.S. GAAP requires companies to recognize the effect of tax law changes in the period of enactment. As a result, the Company remeasured its deferred tax balances in the fourth quarter of 2017 to reflect the provisions under the TCJA. The re-measurement decreased the Company's net deferred tax asset and increased tax expense by $1.9 million, or $0.09 per diluted share, for the fourth quarter and full year of 2017. The effective tax rates for the fourth quarter of 2017 and 2016 were 47.2% and 33.3%, respectively. The effective tax rates for the years ended December 31, 2017 and 2016 were 35.4% and 33.8%, respectively. The increase in the effective tax rates for the three months and year ended December 31, 2017 reflected the non-cash charge to remeasure the Company's deferred tax balances related to TCJA. In addition, the effective tax rates for the fourth quarter and full year of 2017 reflected tax benefits related to higher levels of tax-exempt interest income from municipal bonds and the recognition of tax benefits from share-based compensation.
Other
Other expenses for the full year of 2017 were comprised primarily of costs related to the Company's secondary common stock offering, which occurred during the second quarter of 2017. Other expenses for the full year of 2016 were comprised primarily of interest expense related to a note payable that was repaid in the fourth quarter of 2016 and costs from the Company's initial public and secondary common stock offerings, which occurred during the latter half of 2016.
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s investment portfolio, was $7.4 million for the fourth quarter of 2017 compared to $1.2 million for the same period in 2016. Total comprehensive income was $31.3 million for the full year of 2017 compared to $25.5 million for the full year of 2016. The change in unrealized gains on investments during the fourth quarter and full year of 2017 was attributable to higher overall fair values in the Company's equity securities, as the equity markets remained strong, and higher valuations of fixed-maturity securities, particularly in the municipal bond sector.
Stockholders' equity was $238.2 million at December 31, 2017, compared to $210.2 million at December 31, 2016. Return on equity was 11.1% for the full year of 2017, down from 16.2% for the full year of 2016, which was attributable to higher catastrophe losses incurred, lower favorable development of reserves from prior accident years and the non-cash charge related to the TCJA.

Summary of Operating Results
The Company’s operating results for the three months and year ended December 31, 2017 and 2016 are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	($ in thousands)
Gross written premiums	$56,943	$47,466	$223,191	$188,478
Ceded written premiums	(8,477)	2,696	(33,719)	(21,214)
Net written premiums	$48,466	$50,162	$189,472	$167,264

Net earned premiums	$47,538	$38,462	$176,053	$133,816
Losses and loss adjustment expenses	28,146	19,435	103,680	70,961
Underwriting, acquisition and insurance expenses	11,371	9,520	44,146	28,551
Underwriting income (1)	$8,021	$9,507	$28,227	$34,304

Loss ratio	59.2%	50.5%	58.9%	53.0%
Expense ratio	23.9%	24.8%	25.1%	21.3%
Combined ratio	83.1%	75.3%	84.0%	74.3%

Annualized return on equity (2)	10.1%	13.1%	11.1%	16.2%

The following table summarizes the effect of the catastrophe losses and prior year development, net of reinsurance, on the loss ratio for the three months and year ended December 31, 2017 and 2016:

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
	Losses and loss adjustment expenses	% of Earned Premiums	Losses and loss adjustment expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$26,750	56.3%	$22,292	57.9%
Current accident year - catastrophe losses	845	1.8%	991	2.6%
Effect of prior year development	551	1.1%	(3,848)	(10.0)%
Total	$28,146	59.2%	$19,435	50.5%

	Year Ended December 31, 2017		Year Ended December 31, 2016
	Losses and loss adjustment expenses	% of Earned Premiums	Losses and loss adjustment expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$105,958	60.2%	$82,576	61.7%
Current accident year - catastrophe losses	9,002	5.1%	1,099	0.8%
Effect of prior year development	(11,280)	(6.4)%	(12,714)	(9.5)%
Total	$103,680	58.9%	$70,961	53.0%

The following tables summarize the effect of the MLQS for the three months and year ended December 31, 2017 and 2016:

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$56,943	$—	$56,943	$47,466	$—	$47,466
Ceded written premiums	(8,477)	—	(8,477)	2,696	11,043	(8,347)
Net written premiums	$48,466	$—	$48,466	$50,162	$11,043	$39,119

Net earned premiums	$47,538	$—	$47,538	$38,462	$—	$38,462
Losses and loss adjustment expenses:
Current accident year	(26,750)	—	(26,750)	(22,292)	—	(22,292)
Current accident year - catastrophes	(845)	—	(845)	(991)	—	(991)
Development on prior accident years	(551)	—	(551)	3,848	(1,217)	5,065
Total losses and loss adjustment expenses	(28,146)	—	(28,146)	(19,435)	(1,217)	(18,218)
Underwriting, acquisition and insurance expenses	(11,371)	—	(11,371)	(9,520)	1,217	(10,737)
Underwriting income (1)	$8,021	$—	$8,021	$9,507	$—	$9,507

Loss ratio	59.2%	—%	—	50.5%	—%	—
Expense ratio	23.9%	—%	—	24.8%	—%	—
Combined ratio	83.1%	—%	—	75.3%	—%	—

Adjusted loss ratio (3)	—	—	59.2%	—	—	47.4%
Adjusted expense ratio (3)	—	—	23.9%	—	—	27.9%
Adjusted combined ratio (3)	—	—	83.1%	—	—	75.3%

	Year Ended December 31, 2017			Year Ended December 31, 2016
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$223,191	$—	$223,191	$188,478	$—	$188,478
Ceded written premiums	(33,719)	—	(33,719)	(21,214)	10,269	(31,483)
Net written premiums	$189,472	$—	$189,472	$167,264	$10,269	$156,995

Net earned premiums	$176,053	$—	$176,053	$133,816	$(16,996)	$150,812
Losses and loss adjustment expenses:
Current accident year	(105,958)	—	(105,958)	(82,576)	9,339	(91,915)
Current accident year - catastrophes	(9,002)	—	(9,002)	(1,099)	—	(1,099)
Development on prior accident years	11,280	—	11,280	12,714	(4,959)	17,673
Total losses and loss adjustment expenses	(103,680)	—	(103,680)	(70,961)	4,380	(75,341)
Underwriting, acquisition and insurance expenses	(44,146)	—	(44,146)	(28,551)	11,936	(40,487)
Underwriting income (1)	$28,227	$—	$28,227	$34,304	$(680)	$34,984

Loss ratio	58.9%	—%	—	53.0%	25.8%	—
Expense ratio	25.1%	—%	—	21.3%	70.2%	—
Combined ratio	84.0%	—%	—	74.3%	96.0%	—

Adjusted loss ratio (3)	—	—	58.9%	—	—	50.0%
Adjusted expense ratio (3)	—	—	25.1%	—	—	26.8%
Adjusted combined ratio (3)	—	—	84.0%	—	—	76.8%

(1) Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2) Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(3) Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. See discussion of "Non-GAAP Financial Measures" below.

Non-GAAP Financial Measures
Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
Net income for the three months and year ended December 31, 2017 and 2016, reconciles to underwriting income as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Net income	$5,924	$6,871	$24,901	$26,167
Income tax expense	5,301	3,429	13,620	13,369
Income before income taxes	11,225	10,300	38,521	39,536
Other expenses	—	1,098	429	2,567
Net investment income	(3,086)	(2,098)	(10,569)	(7,487)
Net realized investment (gains) losses	(115)	207	(151)	(176)
Other income	(3)	—	(3)	(136)
Underwriting income	$8,021	$9,507	$28,227	$34,304

Adjusted Net Income
Adjusted net income excludes the earnings impact of the deferred tax revaluation recognized resulting from the enactment of the TCJA in December 2017. Management believes the exclusion of this item provides a more useful comparison of the Company's underlying business performance from period to period. Adjusted net income and percentages or calculations using adjusted net income (e.g. Adjusted diluted earnings per share and Adjusted ROE) are non-GAAP financial measures.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Adjusted net income:
Net income	$5,924	$6,871	$24,901	$26,167
TCJA charge	1,915	—	1,915	—
Adjusted net income	$7,839	$6,871	$26,816	$26,167

Adjusted diluted earnings per share:
Diluted earnings per share - common stock	$0.27	$0.32	$1.16	$0.56
TCJA charge per share	0.09	—	0.09	—
Adjusted diluted earnings per share - common stock	$0.36	$0.32	$1.25	$0.56

Common stock - Class A	$—	$—	$—	$0.98
Common stock - Class B	$—	$—	$—	$0.46

Adjusted ROE:
Average equity (1)	$234,974	$210,049	$224,202	$161,833
Adjusted average equity (2)	$235,931	$210,049	$225,159	$161,833
Return on equity (3)	10.1%	13.1%	11.1%	16.2%
Adjusted ROE (4)	13.3%	13.1%	11.9%	16.2%
(1) Computed by adding the total equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(2) Adjusted average equity is computed by adjusting for the impact of the non-GAAP adjustment on average equity, as applicable.
(3) Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4) Adjusted ROE, return on equity is adjusted net income expressed on an annualized basis as a percentage of average beginning and ending adjusted stockholders’ equity during the period.

Adjusted Loss and Expense Ratios
Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. The Company defines its adjusted loss ratio, adjusted expense ratio and adjusted combined ratio as each of its loss ratio, expense ratio and combined ratio, respectively, excluding the effects of the MLQS. The Company uses these adjusted ratios as internal performance measures in the management of its operations because the Company believes they give management and other users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. The Company's adjusted loss ratio, adjusted expense ratio and adjusted combined ratio should not be viewed as substitutes for its loss ratio, expense ratio and combined ratio, respectively, which are presented in accordance with GAAP.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Tuesday, February 27, 2018, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 4987007, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on April 27, 2018.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its E&S insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.

Contact

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	(in thousands, except per share data)
Gross written premiums	$56,943	$47,466	$223,191	$188,478
Ceded written premiums	(8,477)	2,696	(33,719)	(21,214)
Net written premiums	48,466	50,162	189,472	167,264
Change in unearned premiums	(928)	(11,700)	(13,419)	(33,448)
Net earned premiums	47,538	38,462	176,053	133,816

Net investment income	3,086	2,098	10,569	7,487
Net realized investment gains (losses):
Net realized investment gains, excluding other-than temporary impairment losses	115	69	151	452
Other-than-temporary impairment losses	—	(276)	—	(276)
Net realized investment gains (losses)	115	(207)	151	176
Other income	3	—	3	136
Total revenues	50,742	40,353	186,776	141,615

Expenses
Losses and loss adjustment expenses	28,146	19,435	103,680	70,961
Underwriting, acquisition and insurance expenses	11,371	9,520	44,146	28,551
Other expenses	—	1,098	429	2,567
Total expenses	39,517	30,053	148,255	102,079
Income before income taxes	11,225	10,300	38,521	39,536
Total income tax expense	5,301	3,429	13,620	13,369
Net income	5,924	6,871	24,901	26,167

Other comprehensive income
Change in unrealized gains (losses) on investments, net of taxes	1,498	(5,655)	6,384	(640)
Total comprehensive income	$7,422	$1,216	$31,285	$25,527

Earnings per share - basic:
Common stock	$0.28	$0.33	$1.19	$0.57
Common stock - Class A	$—	$—	$—	$0.98
Common stock - Class B	$—	$—	$—	$0.48
Earnings per share - diluted:
Common stock	$0.27	$0.32	$1.16	$0.56
Common stock - Class A	$—	$—	$—	$0.98
Common stock - Class B	$—	$—	$—	$0.46
Weighted-average shares outstanding - basic:
Common stock	21,033	20,969	20,992	20,841
Common stock - Class A	—	—	—	13,844
Common stock - Class B	—	—	—	1,574
Weighted-average shares outstanding - diluted:
Common stock	21,584	21,281	21,498	21,073
Common stock - Class A	—	—	—	13,844
Common stock - Class B	—	—	—	1,644

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
Assets	(in thousands)
Investments:
Fixed maturity securities available-for-sale	$425,191	$411,223
Equity securities available-for-sale	54,132	18,374
Total investments	479,323	429,597

Cash and cash equivalents	81,747	50,752
Investment income due and accrued	3,077	2,293
Premiums receivable, net	19,787	16,984
Receivable from reinsurers	—	8,567
Reinsurance recoverable	49,593	70,317
Ceded unearned premiums	13,858	13,512
Deferred policy acquisition costs, net of ceding commissions	11,775	10,150
Intangible assets	3,538	3,538
Deferred income tax asset, net	2,492	6,605
Other assets	2,659	2,074
Total assets	$667,849	$614,389

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$315,717	$264,801
Unearned premiums	103,110	89,344
Payable to reinsurers	3,226	4,090
Funds held for reinsurers	—	36,497
Accounts payable and accrued expenses	6,519	8,752
Other	1,088	691
Total liabilities	429,660	404,175

Stockholders' equity	238,189	210,214
Total liabilities and stockholders' equity	$667,849	$614,389